UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 9.     REGULATION FD DISCLOSURE*

     On April 26, 2004, Salem Communications Corporation issued a press release regarding the results of operations for the quarter ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.Additionally, on April 26, 2004, SCC issued a press release announcing an equity offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 12.     RESULTS OF OPEARATIONS AND FINANCIAL CONDITION*

     On April 26, 2004, Salem Communications Corporation issued a press release regarding the results of operations for the quarter ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     * The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: April 26, 2004
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President and Corporate Controller

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2004 RESULTS

First Quarter Same Station Revenue and Same Station Operating Income
Increase 10.0% and 27.3%, Respectively

CAMARILLO, CA April 26, 2004 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family themes programming, announced today results for the first quarter ended March 31, 2004.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Our better than expected first quarter results were driven by improvements in our developing radio properties and reflect the high growth nature of our station group in an improving advertising environment. We are especially pleased with our ability to leverage our 10.0% same station revenue performance into an impressive 27.3% same station operating income growth. We also expanded our station operating income margin to 36.2% from 32.0% in the same quarter last year.”

Mr. Atsinger continued, “In addition to our impressive financial performance in the first quarter, we positioned ourselves for future growth with a number of initiatives that will benefit shareholders over the long-term. For example, we improved our presence in the nation’s largest markets, strengthening our presence in Atlanta and Honolulu, while entering the Detroit market. As a result, we have a presence in 23 of the top 25 markets, including all of the top 10 markets. We also recently introduced news/talk stations in Dallas, Philadelphia and Baltimore, and launched a new three-hour national morning program, Bill Bennett’s “Morning in America™,” in over 70 markets across the country. Finally, we are continuing to make progress in our contemporary Christian music stations, as listenership, revenues and cash flow are all increasing. All told, we are off to a great start in 2004.”

First Quarter 2004 Results

For the quarter ended March 31, 2004, net broadcasting revenue increased 11.5% to $43.2 million from $38.7 million in the same period a year ago. The company reported operating income of $8.0 million for the quarter, compared with operating income of $3.2 million for the same period last year. Operating income for the quarter ending March 31, 2003 was reduced by $2.2 million related to the denial of a tower relocation and a coverage license upgrade. The company reported net income of $1.2 million for the quarter, or $0.05 per diluted share, compared with a net loss of $6.1 million, or $0.26 loss per share, for the same period last year. The net loss for the quarter ended March 31, 2003 included a one-time loss (net of an income tax benefit) of $4.0 million, or $0.17 loss per share, as a result of the early retirement of $100 million of the company’s 9.5% senior subordinated notes.

Station operating income (“SOI”) increased 26.2% to $15.6 million for the first quarter of 2004 from $12.4 million in the corresponding period last year. Station operating income margin increased to 36.2% in the first quarter of 2004 from 32.0% in the first quarter of 2003. The company expects this percentage to continue to improve as its developing radio stations continue to mature.

On a same station basis, net broadcasting revenue increased 10.0% to $42.6 million and station operating income increased 27.3% to $15.7 million for the first quarter of 2004 as compared to the first quarter of 2003. Same station results have been favorably impacted by revenue and station operating income growth from our contemporary Christian music radio stations.

EBITDA increased to $10.8 million in the first quarter of 2004 compared to ($0.3) million in the first quarter of 2003. EBITDA for 2003 included a one-time expense of $6.4 million for the early retirement of the company's 9.5% senior subordinated notes and a $2.2 million expense due to a denied tower site and license upgrade. Excluding these write-offs, Adjusted EBITDA increased 29.4% to $10.8 million for the first quarter of 2004 from $8.3 million in the corresponding 2003 period.

Per share numbers were calculated based on 23,678,124 weighted average diluted shares for the quarter ended March 31, 2004, and 23,484,113 weighted average diluted shares for the comparable 2003 period.

Station Operating Income (“SOI”) Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon first quarter performance. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended March 31, 2003
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	14	$10.8	$6.5	60.2%
30 to 49%	25	14.0	5.7	40.7%
0 to 29%	34	8.6	1.4	16.3%
Less than 0%	12	2.4	(0.6)	(25.0%	)

Subtotal	85	35.8	13.0	36.3%
Other	–	2.9	(0.6)	(24.1%	)

Total	85	$38.7	$12.4	32.0%

Three Months Ended March 31, 2004
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	15	$14.1	$8.5	60.0%
30 to 49%	34	15.9	6.4	40.1%
0 to 29%	32	9.0	1.1	12.4%
Less than 0%	11	1.2	(0.3)	(20.7%	)

Subtotal	92	40.2	15.7	39.0%
Other	–	3.0	(0.1)	(2.6%	)

Total	92	$43.2	$15.6	36.2%

Second Quarter 2004 Outlook

For the second quarter of 2004, Salem is projecting net broadcasting revenue between $47.0 million and $47.5 million. Net income for the second quarter of 2004 is projected to be between $0.11 per diluted share and $0.13 per diluted share. Salem is projecting station operating income between $17.5 million and $18.0 million for the second quarter of 2004.

Second quarter 2004 guidance reflects the following:

  Start up losses associated with the recently acquired stations in the Jacksonville, Florida market as well as the launch of our new national morning program, Bill Bennett’s “Morning in America™.”
  Costs associated with the introduction of news/talk programming on our stations in Philadelphia, Dallas and Baltimore.
  Continued growth from Salem’s underdeveloped radio stations particularly our contemporary Christian music radio stations.
  Salem expects to achieve same station revenue growth of approximately 10% and overall revenue growth in the low double digits for April 2004. Based on its most recent pacings, Salem is projecting second quarter same station and overall revenue growth in the high single digits.

Additionally, for 2004 as a whole, the company expects corporate expenses of approximately $17 million. Salem also expects acquisition and improvement related capital expenditures of approximately $10 million, and maintenance capital expenditures of approximately $6 million.

Mr. Atsinger continued, “Looking ahead, near-term industry growth trends bode well for the second quarter. In addition, the investments we have made in our stations have resulted in ratings, revenue and margin improvements. As a result, we are well positioned to capitalize on the improving advertising environment and expect our second quarter and full year results to reflect this growth potential. We are optimistic about the rest of 2004.”

Balance Sheet

As of March 31, 2004, the company had net debt of $320.9 million and was in compliance with all of its covenants under the credit facility and bond indentures. Salem’s bank leverage ratio was 6.3 as of March 31, 2004 versus a compliance covenant of 7.25. Salem’s bond leverage ratio was 5.6 as of March 31, 2004 versus an incurrence covenant of 7.0.

Salem will host a teleconference to discuss its results today at 10:00 AM Eastern Time. To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 10, 2004, and can be accessed by dialing 973-341-3080, passcode 4705503. The webcast will also be archived on the company’s website.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on religious and family themes programming. Upon the close of all announced acquisitions, the company will own 95 radio stations, including 60 stations in 23 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk, news and music programming to over 1,600 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a leading publisher of contemporary Christian music trade and consumer magazines.

Media Contacts:
Denise Davis
Director of Communications
Salem Communications
(805) 987-0400 ext. 1081
denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the cost of a denied tower site and license upgrade and the loss on early redemption of long-term debt. In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definition of station operating income, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended
	March 31,

	2003	2004

Gross broadcasting revenue	$42,056	$47,054
Less agency commissions	3,350	3,897

Net broadcasting revenue	38,706	43,157
Other media revenue	1,921	1,946

Total revenue	40,627	45,103
Operating expenses:
Broadcasting operating expenses	26,338	27,544
Costs of denied tower site and license upgrade	2,202	–
Other media operating expenses	1,860	2,162
Corporate expenses	4,044	4,304
Depreciation and amortization	3,025	3,097

Total operating expenses	37,469	37,107

Operating income	3,158	7,996
Other income (expense):
Interest income	154	29
Loss on sale of assets	—	(224)
Interest expense	(6,636)	(5,670)
Loss on early redemption of long-term debt	(6,440)	–
Other expense, net	(69)	(111)

Income (loss) before income taxes	(9,833)	2,020
Provision (benefit) for income taxes	(3,745)	777

Net income (loss)	$(6,088)	$1,243

Basic income (loss) per share	$(0.26)	$0.05
Diluted income (loss) per share	(0.26)	0.05

Basic weighted average shares outstanding	23,484,113	23,526,105

Diluted weighted average shares outstanding	23,484,113	23,678,124

Other Data:
Station operating income	$12,368	$15,613
Station operating margin	32.0%	36.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2003	2004

Assets
Cash	$5,620	$4,159
Accounts receivable, net	31,509	29,787
Deferred income taxes	4,754	4,290
Other current assets	4,901	3,123
Property, plant and equipment, net	97,393	98,240
Intangible assets, net	397,131	396,751
Bond issue costs	5,631	5,441
Fair value of interest rate swap	6,045	6,806
Other assets	7,027	8,179

Total assets	$560,011	$556,776

Liabilities and Stockholders' Equity
Current liabilities	$18,955	$17,899
Long-term debt and capital lease obligations	330,046	325,041
Fair value in excess of book value of debt hedged with interest rate swap	6,045	6,806
Deferred income taxes	28,999	29,060
Other liabilities	4,144	4,313
Stockholders' equity	171,822	173,657

Total liabilities and stockholders’ equity	$560,011	$556,776

Salem Communications Corporation
Supplemental Information

			Projected
	Three Months Ended		Three Months Ended
	March 31,		June 3, 2004
	2003	2004	Low	High

	(in thousands)		(in millions)
Capital expenditures
Acquisition related/income producing	$679	$2,047
Maintenance	1,046	1,737

Total capital expenditures	$1,725	$3,784

Tax information
Cash tax expense	$793	$86
Deferred tax expense	(4,538)	691

Provision (benefit) for income taxes	$(3,745)	$777

Tax benefit of non-book amortization	$2,762	$2,877

Reconciliation of Station Operating Income to Operating Income
Station operating income	$12,368	$15,613	$17.5	$18.0
Plus:
Other media revenue	1,921	1,946	2.3	2.3
Less:
Cost of denied tower site and license upgrade	(2,202)	–	–	–
Other media operating expenses	(1,860)	(2,162)	(2.1)	(2.1)
Corporate expenses	(4,044)	(4,304)	(4.2)	(4.2)
Depreciation and amortization	(3,025)	(3,097)	(3.2)	(3.2)

Operating income	$3,158	$7,996	$10.3	$10.8

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$8,316	$10,758
Less:
Cost of denied tower site and license upgrade	(2,202)	–
Loss on early redemption of long-term debt	(6,440)	–

EBITDA	(326)	10,758
Plus:
Interest income	154	29
Less:
Depreciation and amortization	(3,025)	(3,097)
Interest expense	(6,636)	(5,670)
(Provision) benefit for income taxes	3,745	(777)

Net income	$(6,088)	$1,243

EXHIBIT 99.2

FOR IMMEDIATE RELEASE

CONTACT: Denise Davis
Salem Communications
(805) 987-0400 ext. 1081

SALEM COMMUNICATIONS ANNOUNCES PROPOSED EQUITY OFFERING

CAMARILLO, Calif., April 26, 2004-- Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family-themed programming, announced today that it intends to offer for sale 3,100,000 shares of Class A common stock in a registered public offering. The proposed offering will consist of 2,325,000 primary shares to be offered by the Company, and 775,000 secondary shares to be offered by selling stockholders. The selling stockholders are the founders of the Company and its principal stockholders, Edward G. Atsinger III and Stuart W. Epperson. In addition, the Company and the selling stockholders expect to grant the underwriters an over-allotment option to purchase up to an additional 175,000 shares from the Company and 225,000 shares from the selling stockholders.

Salem Communications intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include the redemption of up to approximately $52.5 million principal amount of the outstanding 9% senior subordinated notes. Upon completion of the offering, the Company anticipates having approximately 20,315,417 shares of its Class A common stock outstanding, assuming the over-allotment option is not exercised.

Salem Communications has appointed Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. as the joint book-running managers for the offering.

The shares of Class A common stock to be sold in the proposed offering will be sold pursuant to the Company’s existing shelf registration statement on file with the Securities and Exchange Commission. This press release is not an offer to sell or a solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful. This offering may be made only by means of a prospectus and related prospectus supplement. When available, copies of such documents may be obtained from Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010; Deutsche Bank Securities Inc., Syndicate Operations, 1251 Avenue of the Americas, 25th Floor, New York, NY 10020; UBS Securities LLC, 299 Park Avenue, New York, NY 10171; Jefferies & Company, Inc., 650 California Street, 29th Floor, San Francisco, CA 94108; and SunTrust Capital Markets, Inc., 3333 Peachtree Road, N.E. 10th Floor, Atlanta, GA 30326.

Salem Communications Corporation, headquartered in Camarillo, CA, is the leading U.S. radio broadcaster focused on religious- and family-themed programming. Upon completion of all announced transactions, the company will own 95 radio stations, mainly comprised of three formats: Christian Teaching/Talk; News/Talk; and Contemporary Christian Music. In addition to its radio properties, Salem owns the Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,600 affiliated radio stations; Salem Radio Representatives™, a national sales organization; Salem Web Network™, the leading Internet provider of Christian content and online streaming; and Salem Publishing™, a Christian magazine publisher. For more information, visit Salem Communications’ web site at www.Salem.cc.

Forward Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual events and results to differ materially from those that may be described or implied. Such factors include but are not limited to adverse economic and market conditions and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.